Exhibit 99.6(c)

[LOGO]  Eaton Vance Distributors, Inc.

                SCHEDULE OF DEALER SALES COMMISSIONS, DISCOUNTS
                          & DISTRIBUTION PLAN PAYMENTS
                                                   SALES           ANNUAL
MARATHON FAMILY OF FUNDS                         COMMISSION      SERVICE FEE
(Back-end Pricing)                               (% OF NAV)   (PAID QUARTERLY)#

I. CDSC Declining Over 6 Yrs.
EV Marathon Emerging Markets Fund                   4%              .25%
Eaton Vance Equity-Income Trust                     4%              .25%
EV Marathon Government Obligations Fund             4%              .25%
EV Marathon Greater China Growth Fund               4%              .25%
EV Marathon Greater India Fund                      4%              .25%
EV Marathon High Income Fund                        4%              .25%
EV Marathon Investors Fund                          4%              .25%
Eaton Vance Liquid Assets Trust                     4%              .25%
EV Marathon Gold & Natural Resources Fund           4%              .25%
EV Marathon Total Return Fund                       4%              .25%
EV Marathon National Municipals Fund                4%              .25%
EV Marathon Alabama Tax Free Fund                   4%              .20%
EV Marathon Arizona Tax Free Fund                   4%              .20%
EV Marathon Arkansas Tax Free Fund                  4%              .20%
EV Marathon California Municipals Fund              4%              .25%
EV Marathon Colorado Tax Free Fund                  4%              .20%
EV Marathon Connecticut Tax Free Fund               4%              .20%
EV Marathon Florida Tax Free Fund                   4%              .20%
EV Marathon Florida Insured Tax Free Fund           4%              .20%
EV Marathon Georgia Tax Free Fund                   4%              .20%
EV Marathon Growth Fund                             4%              .25%
EV Marathon Hawaii Tax Free Fund                    4%              .20%
EV Marathon Kansas Tax Free Fund                    4%              .20%
EV Marathon Kentucky Tax Free Fund                  4%              .20%
EV Marathon Louisiana Tax Free Fund                 4%              .20%
EV Marathon Maryland Tax Free Fund                  4%              .20%
EV Marathon Massachusetts Tax Free Fund             4%              .20%
EV Marathon Michigan Tax Free Fund                  4%              .20%
EV Marathon Minnesota Tax Free Fund                 4%              .20%
EV Marathon Mississippi Tax Free Fund               4%              .20%
EV Marathon Missouri Tax Free Fund                  4%              .20%
EV Marathon New Jersey Tax Free Fund                4%              .20%
EV Marathon New York Tax Free Fund                  4%              .20%
EV Marathon North Carolina Tax Free Fund            4%              .20%
EV Marathon Ohio Tax Free Fund                      4%              .20%
EV Marathon Oregon Tax Free Fund                    4%              .20%
EV Marathon Pennsylvania Tax Free Fund              4%              .20%
EV Marathon Rhode Island Tax Free Fund              4%              .20%
EV Marathon South Carolina Tax Free Fund            4%              .20%
EV Marathon Special Equities Fund                   4%              .25%
EV Marathon Stock Fund                              4%              .25%
EV Marathon Tennessee Tax Free Fund                 4%              .20%
EV Marathon Texas Tax Free Fund                     4%              .20%
EV Marathon Virginia Tax Free Fund                  4%              .20%
EV Marathon West Virginia Tax Free Fund             4%              .20%

II. CDSC Declining Over 4 Yrs.
EV Marathon Strategic Income Fund                   3.5%            .25%
EV Marathon National Ltd. Mat. Tax Free Fund        2.5%            .15%
EV Marathon Arizona Ltd. Mat. Tax Free Fund         2.5%            .15%
EV Marathon California Ltd. Mat. Tax Free Fund      2.5%            .15%
EV Marathon Connecticut Ltd. Mat. Tax Free Fund     2.5%            .15%
EV Marathon Florida Ltd. Mat. Tax Free Fund         2.5%            .15%
EV Marathon Massachusetts Ltd. Mat. Tax Free Fund   2.5%            .15%
EV Marathon Michigan Ltd. Mat. Tax Free Fund        2.5%            .15%
EV Marathon New Jersey Ltd. Mat. Tax Free Fund      2.5%            .15%
EV Marathon New York Ltd. Mat. Tax Free Fund        2.5%            .15%
EV Marathon North Carolina Ltd. Mat. Tax Free Fund  2.5%            .15%
EV Marathon Ohio Ltd. Mat. Tax Free Fund            2.5%            .15%
EV Marathon Pennsylvania Ltd. Mat. Tax Free Fund    2.5%            .15%
EV Marathon Virginia Ltd. Mat. Tax Free Fund        2.5%            .15%



                                         ANNUAL
MARATHON FAMILY OF FUNDS               SERVICE FEE
(Back-end Pricing)                  (PAID QUARTERLY)#
II. CDSC Declining Over 4 Yrs. (cont.)
Eaton Vance Prime Rate Reserves
  (Sales commission of 3%)
  ANNUAL SERVICE FEE SCHEDULE:

Year 1                                     0 bp
Year 2                                    10 bp
Year 3                                    15 bp
Year 4                                    20 bp
Year 5                                    25 bp
Year 6                                    30 bp

CLASSIC FAMILY OF FUNDS
(Level Pricing)
                                                 PAYMENT AT          ANNUAL
MARATHON FAMILY OF FUNDS                        TIME OF SALE*     COMPENSATION*
(Back-end Pricing)                               (% OF NAV)      (PAID MONTHLY)#
III. 1% CDSC for First 12 Months
EV Classic Government Obligations Fund               1%              100bp
EV Classic Greater China Growth Fund                 1%              100bp
EV Classic Investors Fund                            1%              100bp
EV Classic Total Return Fund                         1%              100bp
EV Classic National Municipals Fund                  1%              100bp
EV Classic National Limited Maturity Tax Free Fund   1%              90bp
EV Classic Alabama Tax Free Fund                     1%              95bp
EV Classic Arizona Tax Free Fund                     1%              95bp
EV Classic Arkansas Tax Free Fund                    1%              95bp
EV Classic California Municipals Fund                1%              100bp
EV Classic California Ltd. Mat. Tax Free Fund        1%              90bp
EV Classic Colorado Tax Free Fund                    1%              95bp
EV Classic Connecticut Tax Free Fund                 1%              95bp
EV Classic Connecticut Ltd. Mat. Tax Free Fund       1%              90bp
EV Classic Florida Tax Free Fund                     1%              95bp
EV Classic Florida Ltd. Mat. Tax Free Fund           1%              90bp
EV Classic Florida Insured Tax Free Fund             1%              95bp
EV Classic Georgia Tax Free Fund                     1%              95bp
EV Classic Growth Fund                               1%              100bp
EV Classic High Income Fund                          1%              100bp
EV Classic Hawaii Tax Free Fund                      1%              95bp
EV Classic Kansas Tax Free Fund                      1%              95bp
EV Classic Kentucky Tax Free Fund                    1%              95bp
EV Classic Louisiana Tax Free Fund                   1%              95bp
EV Classic Maryland Tax Free Fund                    1%              95bp
EV Classic Massachusetts Tax Free Fund               1%              95bp
EV Classic Massachusetts Ltd. Mat. Tax Free Fund     1%              90bp
EV Classic Michigan Tax Free Fund                    1%              95bp
EV Classic Michigan Ltd. Mat. Tax Free Fund          1%              90bp
EV Classic Minnesota Tax Free Fund                   1%              95bp
EV Classic Mississippi Tax Free Fund                 1%              95bp
EV Classic Missouri Tax Free Fund                    1%              95bp
EV Classic New Jersey Tax Free Fund                  1%              95bp
EV Classic New Jersey Ltd. Mat. Tax Free Fund        1%              90bp
EV Classic New York Tax Free Fund                    1%              95bp
EV Classic New York Ltd. Mat. Tax Free Fund          1%              90bp
EV Classic North Carolina Tax Free Fund              1%              95bp
EV Classic Ohio Tax Free Fund                        1%              95bp
EV Classic Ohio Ltd. Mat. Tax Free Fund              1%              90bp
EV Classic Oregon Tax Free Fund                      1%              95bp
EV Classic Pennsylvania Tax Free Fund                1%              95bp
EV Classic Pennsylvania Ltd. Mat. Tax Free Fund      1%              90bp
EV Classic Rhode Island Tax Free Fund                1%              95bp
EV Classic Senior-Floating Rate Fund                 1%              75bp
EV Classic Strategic Income Fund                     1%              100bp
EV Classic South Carolina Tax Free Fund              1%              95bp
EV Classic Special Equities Fund                     1%              100bp
EV Classic Stock Fund                                1%              100bp
EV Classic Tennessee Tax Free Fund                   1%              95bp
EV Classic Texas Tax Free Fund                       1%              95bp
EV Classic Virginia Tax Free Fund                    1%              95bp
EV Classic West Virginia Tax Free Fund               1%              95bp

# 13-month hold
* See current prospectus which explains what portions of each payment constitute a sales commission and a service fee.



                          TRADITIONAL FAMILY OF FUNDS
                              (Front-end Pricing)

                    TAXABLE FIXED-INCOME AND
                    LONG-TERM TAX FREE FUNDS

AMOUNT OF PURCHASE          SALES CHARGE    DEALER DISCOUNT
(TAX FREE FUNDS)                 (% OF OFFERING PRICE)

Less than    $   50,000         3.75%           4.00%
$   50,000 -    100,000         2.75            3.00
$  100,000 -    250,000         2.25            2.50
$  250,000 -    500,000         1.75            2.00
$  500,000 -  1,000,000         1.25            1.50
$1,000,000   and over           0.00            0.25

                                                        SERVICE FEE
                                                     (PAID QUARTERLY)#
EV Traditional Government Obligations Fund                   .25%
Eaton Vance Income Fund of Boston                            .25%
Eaton Vance Municipal Bond Fund L.P.                         None
EV Traditional National Municipals Fund                      .25%
EV Traditional California Municipals Fund                    .25%
EV Traditional Connecticut Tax Free Fund                     .20%
EV Traditional Florida Tax Free Fund                         .20%
EV Traditional Florida Insured Tax Free Fund                 .20%
EV Traditional New Jersey Tax Free Fund                      .20%
EV Traditional New York Tax Free Fund                        .20%
EV Traditional Pennsylvania Tax Free Fund                    .20%

               LIMITED MATURITY TAX FREE FUNDS

AMOUNT OF PURCHASE         SALES CHARGE    DEALER DISCOUNT
(TAX FREE FUNDS)                (% OF OFFERING PRICE)

Less than    $   50,000         2.50%           2.75%
$   50,000 -    100,000         2.25            2.50
$  100,000 -    250,000         1.75            2.00
$  250,000 -    500,000         1.25            1.50
$  500,000 -  1,000,000         0.75            1.00
$1,000,000 and over             0.00            0.25

                                                         Service Fee
                                                      (Paid Quarterly)#
EV Traditional National Limited Maturity Tax Free Fund       .15%
EV Traditional Florida Limited Maturity Tax Free Fund        .15%
EV Traditional New York Limited Maturity Tax Free Fund       .15%


                      EQUITY FUNDS

AMOUNT OF PURCHASE      SALES CHARGE    DEALER DISCOUNT
                            (% OF OFFERING PRICE)

Up to $99,999                4.75%           4.00%
$  100,000 - 249,999         3.75            3.15
$  250,000 - 499,999         2.75            2.30
$  500,000 - 999,999         2.00            1.70
$1,000,000 and over          0.00*           0.00**


                                                        Service Fee
                                                     (Paid Quarterly)#

EV Traditional Emerging Markets Fund                         .25%
EV Traditional Greater China Growth Fund                     .25%
EV Traditional Greater India Fund                            .25%
EV Traditional Growth Fund                                   .25%
EV Traditional Investors Fund                                .25%
EV Traditional Special Equities Fund                         .25%
EV Traditional Stock Fund                                    .25%
EV Traditional Total Return Fund                             .25%



 * No sales charge is payable at the time of purchase on investments of $1 million or more. A contingent deferred sales charge of 1% will be imposed on such investments in the event of certain redemption transactions within 18 months of purchase. See the funds current prospectuses for further details.


** The Principal Underwriter may pay a commission to Authorized Dealers who initiate and are responsible for purchases of $1 million or more as follows:
   1.00% on sales up to $2 million, plus 0.8% on the next million, 0.2% on the next $2 million, and 0.08% on the excess of $5 million.


 + The Principal Underwriter may pay Authorized Firms that initiate and are responsible for purchases of $1 million or more a commission, that, coupled with the applicable service fee, is at an annual rate of .25% of average daily net assets paid quarterly.


# 13-month hold


Eaton Vance Short-Term Treasury Fund.................    no initial sales charge
 ...............25% annual service fee, paid quarterly


NOTES

1. ALL MARATHON FUNDS (EXCLUDING PRIME RATE RESERVES, EV MARATHON STRATEGIC INCOME FUND AND THE LIMITED MATURITY TAX FREE FUNDS)

   The customer may be subject to a contingent deferred sales charge payable to the fund or the Principal Underwriter at declining rates in the event such customer redeems within the first six years of ownership, as described in detail in the prospectus of the fund.

2. EV MARATHON STRATEGIC INCOME FUND AND THE LIMITED MATURITY TAX FREE FUNDS

   The customer may be subject to a contingent deferred sales charge payable to the fund or the Principal Underwriter at declining rates in the event such customer redeems within the first four years of ownership, as described in detail in the prospectus of the fund.

3. ALL CLASSIC FUNDS (EXCEPT EV CLASSIC SENIOR FLOATING-RATE FUND)

   The customer may be subject to a contingent deferred sales charge payable to the fund or the Principal Underwriter of 1% in the event such customer redeems within the first year of ownership, as described in detail in the prospectus of the fund.

4. PRIME RATE RESERVES - EARLY WITHDRAWAL CHARGE

   The customer may be subject to an early withdrawal charge payable to the Principal Underwriter at declining rates in the event shares held for less than four years are accepted by the fund for repurchase pursuant to a tender offer, as described in detail in the prospectus of the fund.

5. EV CLASSIC SENIOR FLOATING-RATE FUND - EARLY WITHDRAWAL CHARGE

   The customer may be subject to an early withdrawal charge payable to the Principal Underwriter of 1% in the event shares held for less than one year are accepted by the fund for repurchase pursuant to a tender offer, as described in detail in the prospectus of the fund.

   COMPENSATION
        A. Classic Funds Dealers receive (a) a monthly sales commission equal to 1/12 of .75% of the value of shares sold to your customers and (b) a monthly service fee payment equal to 1/12 of .15% to .25% of the value of shares sold to your customers, each based on the annual n asset value of fund shares owned and outstanding for at least one year. Combined payments are equal to 75-100 basis points annualized. Specifics of these payments can be found in the funds prospectuses, in the section discussing Distribution Plan. Please see the schedule for a complete fund-by-fund listing.
   SERVICE FEE
        B. Marathon Funds Dealers receive a service fee payment quarterly in an amount equal to .15% to .25% on an annual basis of the net asset value of fund shares owned for at least one year by your customers for each quarter, such payment to begin the first quarter after the quarter in which the first anniversary of the purchase occurs. Specifics of these payments can be found in the funds prospectuses, in the section discussing Distribution Plan. Please see the schedule for a listing of fund participation.

        C. Traditional Funds Dealers receive a service fee payment quarterly in an amount equal to .15% to .25% on an annual basis of the net asset value of fund shares owned for at least one year by your customers for each quarter, such payment to begin the first quarter after the quarter in which the first anniversary of the purchase occurs (payments are not made in the case of funds where it is so indicated). Specifics of these payments can be found in the funds prospectuses, in the section discussing Service Plan. Please see the schedule for listing of fund participation.

DISTRIBUTION REINVESTMENTS
All distributions are reinvested at net asset value.


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